UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2020

S&P Global Inc.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

55 Water Street, New York, New York 10041
(Address of Principal Executive Offices) (Zip Code)

(212) 438-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common stock (par value $1.00 per share)	SPGI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
            Emerging growth company                ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                             ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

(b) Charles E. Haldeman, Jr., age 71, a member of the Board of Directors (the “Board”) of S&P Global Inc. (the “Company”) since 2012, advised the Company on September 30, 2020 that he plans to retire from the Board at the end of his current term and will not to stand for re-election at the Company’s 2021 Annual Meeting of Shareholders.

Mr. Haldeman’s decision not to stand for re-election was made in accordance with the Board’s refreshment policies under its Corporate Governance Guidelines, which provide for retirement from re-election after reaching age 72, and for the avoidance of doubt did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election of Directors

(d) On September 30, 2020 the Board, on recommendation of its Nominating and Corporate Governance Committee, also elected Ian P. Livingston to serve as a Director of the Company, effective immediately, further to its proactive succession planning to fill the anticipated vacancy created by Mr. Haldeman’s upcoming retirement. Mr. Livingston was appointed to serve on the Board’s Audit Committee and Compensation and Leadership Development Committee. As a Director, Mr. Livingston will receive the standard compensation package for the Company’s non-employee Directors, prorated for his first year of service, and will also be eligible to participate in the Company’s Director Deferred Stock Ownership Plan and Director Deferred Compensation Plan, included as Appendix B to the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 25, 2019 and as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, respectively. The Company’s Director compensation program and plans are described in the Company’s most recent Proxy Statement filed on March 30, 2020.

Item 8.01. Other Events.

Mr. Haldeman, who has served as the independent Non-Executive Chairman of the Board since 2015, also plans to retire from his position as Non-Executive Chairman of the Board, effective October 1, 2020, to help facilitate a smooth and orderly transition of Board leadership prior to the end of his current term. Mr. Haldeman will continue to serve as a member of the Board’s Finance Committee, Nominating and Corporate Governance Committee and Executive Committee, with the new Non-Executive Chairman succeeding him as the Executive Committee Chair, until the Annual Meeting.

In connection with Mr. Haldeman’s decision to retire as Non-Executive Chairman of the Board, the Board, on recommendation of its Nominating and Corporate Governance Committee, appointed Richard E. Thornburgh to succeed Mr. Haldeman as the independent Non-Executive Chairman of the Board, effective as of October 1, 2020. Mr. Thornburgh, age 68, has served as a Director of the Company since 2011 and Chair of the Board’s Finance Committee since 2016.

The Board, on recommendation of its Nominating and Corporate Governance Committee, appointed Marco Alverà to succeed Mr. Thornburgh as Chair of the Finance Committee, effective October 1, 2020.
A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this report:

(99.1) Press release dated September 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.

/s/	Alma Rosa Montanez
By:	Alma Rosa Montanez
Assistant Corporate Secretary & Associate General Counsel

Dated:  September 30, 2020